UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2012

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road
Basking Ridge, New Jersey		07920
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2012, Eugene J. Frantz, a Partner at TPG Capital, resigned as a Director of Avaya Inc. (the “Company”), effective as of that date. Mr. Frantz’s resignation was not due to any disagreement with the Company.

In order to fill the vacancy on the board caused by Mr. Frantz’s resignation, the Company’s shareholder and its board of directors, acting by unanimous written consents, appointed John W. Marren as a Director effective as of that date.

Mr. Marren, a Partner at TPG Capital, joined that firm in 2000 and leads their technology team. Mr. Marren is currently the Chairman of the board of directors of MEMC Electronic Materials, Inc. and serves on the board of directors of Freescale Semiconductor Holdings I, Ltd. and SunGard Data Systems Inc. Mr. Marren previously served on the boards of directors of Conexant Systems, Inc. from 2004 to 2008 and ON Semiconductor Corporation from 2000 to 2008. Mr. Marren previously served as a Director of the Company from October 2007 until April 2011. Mr. Marren’s prior service on the Company’s board, experience in financial matters, service as a director of other companies, experience in working with companies controlled by private equity sponsors and affiliation with TPG Capital led to the conclusion that he should serve as a Director of the Company.

The Company is a wholly owned subsidiary of Avaya Holdings Corp., a Delaware corporation (“Parent”). Parent was formed by affiliates of two private equity firms, Silver Lake Partners and TPG Capital (the “Sponsors”). A stockholders’ agreement between Parent and certain of its shareholders (including funds affiliated with the Sponsors) contains agreements among the parties with respect to the election of Directors of Parent and the Company. All of the Directors of Parent also serve as Directors of the Company. Along those lines, Mr. Frantz has resigned from Parent’s board of directors and Mr. Marren has been appointed to fill that vacancy as well.

From time to time, the Company may enter into various contracts with the Sponsors and companies affiliated with the Sponsors. A description of the Company’s relationship with the Sponsors and their portfolio companies is included in Part III, Item 13, “Certain Relationships and Related Transactions and Director Independence,” of our annual report on Form 10-K for the fiscal year ended September 30, 2011, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: August 30, 2012	By:	/s/ Pamela F. Craven
		Name:	Pamela F. Craven
		Title:	Chief Administrative Officer